Exhibit 3.1

Wyoming Secretary of State	For Office Use Only

Herschler Bldg East, Ste.100 & 101	WY Secretary of State
FILED: Oct 27 2021 8:46AM
Cheyenne, WY 82002-0020	Original ID: 2021-001046902
Ph. 307-777-7311

Profit Corporation

Articles of Incorporation

I.	The name of the profit corporation is:

The NFT Gaming Company, Inc.

II.	The name and physical address of the registered agent of the profit corporation is:

Capitol Corporate Services, Inc.

1720 Carey Ave Ste 400

Cheyenne, WY 82001

III.	The mailing address of the profit corporation is:

494 Mountain Ave, FL 1

NORTH CALDWELL, NEW JERSEY 07006

IV.	The principal office address of the profit corporation is:

1720 Carey Ave, Ste 400

Cheyenne, WY 82001

V.	The number, par value, and class of shares the profit corporation corporation will have the authority to issue are:

Number of Common Shares:	50,000,000	Common Par Value:	$0.0001
Number of Preferred Shares:	5,000,000	Preferred Par Value:	$0.0001

VI.	The name and address of each incorporator is as follows:

Vadim Mats

494 Mountain Ave, FL 1 North Caldwell, NJ 07006

Signature:	Vadim Mats	Date:	10/27/2021

Print Name:	Vadim Mats

Title:	CEO

Email:	vadimmats@gmail.com

Daytime Phone #:	(917) 309-0805

Wyoming Secretary of State

Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

I am the person whose signature appears on the filing; that I am authorized to file these documents on behalf of the business entity to which they pertain; and that the information I am submitting is true and correct to the best of my knowledge.

I am filing in accordance with the provisions of the Wyoming Business Corporation Act, (W.S. 17-16-101 through 17- 16-1804) and Registered Offices and Agents Act (W.S. 17-28-101 through 17-28-111).

I understand that the information submitted electronically by me will be used to generate Articles of Incorporation that will be filed with the Wyoming Secretary of State.

I intend and agree that the electronic submission of the information set forth herein constitutes my signature for this filing.

I have conducted the appropriate name searches to ensure compliance with W.S. 17-16-401.

I affirm, under penalty of perjury, that I have received actual, express permission from each of the following incorporators to add them to this business filing: Vadim Mats

I consent on behalf of the business entity to accept electronic service of process at the email address provided with Article IV, Principal Office Address, under the circumstances specified in W.S. 17-28-104(e).

Notice Regarding False Filings: Filing a false document could result in criminal penalty and prosecution pursuant to W.S. 6-5-308.

W.S. 6-5-308. Penalty for filing false document.

(a)	A person commits a felony punishable by imprisonment for not more than two (2) years, a fine of not more than two thousand dollars ($2,000.00), or both, if he files with the secretary of state and willfully or knowingly:

(i)	Falsifies, conceals or covers up by any trick, scheme or device a material fact;

(ii)	Makes any materially false, fictitious or fraudulent statement or representation; or

(iii)	Makes or uses any false writing or document knowing the same to contain any materially false, fictitious or fraudulent statement or entry.

I acknowledge having read W.S. 6-5-308.

Filer is:	An Individual	☐	An Organization

Filer Information:

By submitting this form I agree and accept this electronic filing as legal submission of my Articles of Incorporation.

Signature:	Vadim Mats	Date:	10/27/2021

Print Name:	Vadim Mats

Title:	CEO

Email:	vadimmats@gmail.com

Daytime Phone #:	(917) 309-0805

Wyoming Secretary of State

Herschler Bldg East, Ste.100 & 101

Cheyenne, WY 82002-0020
Ph. 307-777-7311

Consent to Appointment by Registered Agent

Capitol Corporate Services, Inc., whose registered office is located at 1720 Carey Ave Ste 400, Cheyenne, WY 82001, voluntarily consented to serve as the registered agent for The NFT Gaming Company, Inc. and has certified they are in compliance with the requirements of W.S. 17- 28-101 through W.S. 17-28-111.

I have obtained a signed and dated statement by the registered agent in which they voluntarily consent to appointment for this entity.

Signature:	Vadim Mats	Date:	10/27/2021

Print Name:	Vadim Mats

Title:	CEO

Email:	vadimmats@gmail.com

Daytime Phone #:	(917) 309-0805

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

The NFT Gaming Company, Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 27th day of October, 2021 at 8:46 AM.

Remainder intentionally left blank.

/s/ Edward a. Buchanan

Secretary of State

Filed Online By:

Vadim Mats
Filed Date: 10/27/2021
on 10/27/2021